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                                                               Exhibit 23(m)(1)

                  Service Class Distribution and Service Plan

                   Lincoln Variable Insurance Products Trust

   This Distribution and Service Plan (the "Plan") constitutes a plan adopted pursuant to Rule l2b-l under the Investment Company Act of 1940 (the "1940 Act") for the "Service Class" of shares of each series (a "Fund") of the Lincoln Variable Insurance Products Trust (the "Trust"). The Trust is an open-end management investment company registered as such under the 1940 Act and is organized as a Delaware statutory trust. The Funds of the Trust are set forth on Schedule I hereto, which Schedule can be amended to add or remove a Fund from time to time. Shares of beneficial interest of the Funds are divided into classes of shares, one of which is designated "Service Class." The Trust offers shares of beneficial interest to certain life insurance companies ("Insurance Companies") for allocation to certain of their separate accounts established for the purpose of funding variable annuity contracts and variable life insurance policies (collectively, "Variable Contracts").

   The Plan shall not take effect with respect to a Fund until it has been approved, together with any related agreements, by votes of a majority of the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related thereto ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval by the Trustees shall include a determination that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit each such Fund and shareholders of the Service Class. References to shareholders in this Plan shall include contract holders of any Variable Contracts that invest indirectly in the Service Class of a Fund.

The Plan provides that:

   l. Each Fund is authorized to pay to Insurance Companies or others, out of the assets of the Service Class, a monthly fee not to exceed the fee rate set forth on Schedule I (the "Plan Fee"), as compensation, or reimbursement for services rendered and/or expenses borne, in connection with the financing of the activities and services described in Section 3 pursuant to an agreement with an Insurance Company. The current Plan Fee, as set forth on Schedule I, may be adjusted by the Board of Trustees from time to time.

   2. Payment of the Plan Fee shall be subject to applicable laws and regulations, as well as the rules of the National Association of Securities Dealers, Inc. ("NASD"). In accordance with NASD Conduct Rule 2830, as amended from time to time, the Plan Fee may constitute a "service fee," as that term is defined in Conduct Rule 2830.

   3. The Trust shall pay the Insurance Companies or others, out of the assets of a Service Class, for activities primarily intended to sell Service Class shares or Variable Contracts offering that Service Class shares. Payments made under the Plan may be used for, among other things: the printing of prospectuses and reports used for sales purposes; preparing and distributing sales literature and related expenses; advertisements; education of contract owners or dealers and their representatives; and other distribution-related expenses. Payments made under the Plan may also be used to pay Insurance Companies, dealers or others for, among other things: service fees as

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defined under NASD rules; furnishing personal services or such other enhanced services as the Trust or a Variable Contract may require; or maintaining customer accounts and records.

   4. Any person authorized to direct the disposition of monies paid or payable by the Funds pursuant to the Plan or any related agreement, including the officers of the Trust, shall furnish to the Board of Trustees, for their review, on a quarterly basis, a written report of the amounts expended under the Plan with respect to each Service Class and the purposes for which such expenditures were made.

   5. The Plan shall take effect with respect to the Service Class of a Fund as of the effective date set forth on Schedule I (the "Commencement Date"); thereafter, the Plan and each related agreement shall continue in effect with respect to the Service Class of a particular Fund for a period of more than one year from the Commencement Date only so long as such continuance is specifically approved at least annually by a vote of the Board of Trustees, and of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such Plan.

   6. If adopted with respect to a Fund after any public offering of the Fund's shares or the sale of the Fund's shares to person who are not affiliated persons of the Trust, affiliated persons of such person, promoters of the Trust, or affiliated persons of such persons, the Plan (solely with respect to distribution-related activities and/or services) must be approved by the vote of the Variable Contract owners who indirectly control a majority of the outstanding voting Service Class shares of the Fund. Such approval shall constitute authorization to pay distribution-related Plan Fees accrued under the Plan with respect to the Fund prior to the date of such approval.

   7. (a) The Plan may be terminated as to the Trust, or each Fund at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by vote of the Variable Contract owners who indirectly control a majority of the outstanding voting securities of the Fund.

   (b) The Plan may not be amended as to the Service Class with respect to a Fund to increase materially the amount to be spent for distribution pursuant to paragraph l hereof without approval by the vote of the Variable Contract owners who indirectly control a majority of the outstanding voting Service Class shares of the affected Fund(s).

   8. All agreements with any person relating to the implementation of the Plan shall be in writing, and any agreement related to the Plan shall provide:

    a. That such agreement may be terminated with respect to a Fund at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding Service Class shares of the affected Fund(s), on not more than 60 days' written notice to any other party to the agreement; and

    b. That such agreement shall terminate automatically in the event of its assignment.

   9. All material amendments to this Plan shall be approved by the Independent Trustees in the manner described in paragraph 6 above.

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   10. So long as the Plan is in effect, Independent Trustees shall constitute a majority of the Board of Trustees, and the selection and nomination of the Independent Trustees shall be committed to the discretion of such Independent Trustees. So long as the Plan is in effect, any person who acts as legal counsel to the Independent Trustees shall be an independent legal counsel.

   11. The Trust shall preserve copies of the Plan, any related agreement, and any report made pursuant to Section 5 for a period of not less than six years from the date of the Plan or of such agreement or report, the first two years in an easily accessible place.

   12. As used in this Plan, (a) the definitions contained in Sections 2(a)(19) and 2(a)(42) of the 1940 Act shall govern the meaning of "interested person(s)" and "vote of a majority of the outstanding voting securities," respectively; and (b) the terms "affiliated person", "assignment", "independent legal counsel", "interested person" and "promoter" shall have the meanings specified in the 1940 Act and the rules and regulations thereunder.

This Plan shall take effect on the Commencement Date, as previously defined.

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                                  SCHEDULE I

                                                      Approved
                                                      12b-1 Fee
                                                       for the
                                                       Service
Fund                                                   Class*   Effective Date
----                                                  --------- ---------------
LVIP Baron Growth Opportunities Fund.................   0.35%   January 1, 2008
LVIP Capital Growth Fund.............................   0.35%   January 1, 2008
LVIP Cohen & Steers Global Real Estate Fund..........   0.35%   January 1, 2008
LVIP Delaware Bond Fund..............................   0.35%   January 1, 2008
LVIP Delaware Growth and Income Fund.................   0.35%   January 1, 2008
LVIP Delaware Managed Fund...........................   0.35%   January 1, 2008
LVIP Delaware Social Awareness Fund..................   0.35%   January 1, 2008
LVIP Delaware Special Opportunities Fund.............   0.35%   January 1, 2008
LVIP FI Equity-Income Fund...........................   0.35%   January 1, 2008
LVIP Janus Capital Appreciation Fund.................   0.35%   January 1, 2008
LVIP Marsico International Growth Fund...............   0.35%   January 1, 2008
LVIP MFS Value Fund..................................   0.35%   January 1, 2008
LVIP Mid-Cap Growth Fund.............................   0.35%   January 1, 2008
LVIP Mid-Cap Value Fund..............................   0.35%   January 1, 2008
LVIP Mondrian International Fund.....................   0.35%   January 1, 2008
LVIP Money Market Fund...............................   0.35%   January 1, 2008
LVIP S&P 500 Index Fund..............................   0.35%   January 1, 2008
LVIP Small-Cap Index Fund............................   0.35%   January 1, 2008
LVIP T. Rowe Price Growth Stock Fund.................   0.35%   January 1, 2008
LVIP T. Rowe Price Structured Mid-Cap Growth Fund....   0.35%   January 1, 2008
LVIP Templeton Growth Fund...........................   0.35%   January 1, 2008
LVIP UBS Global Asset Allocation Fund................   0.35%   January 1, 2008
LVIP Value Opportunities Fund........................   0.35%   January 1, 2008
Lincoln Profile Funds:
   LVIP Wilshire Aggressive Profile Fund.............   0.35%   January 1, 2008
   LVIP Wilshire Conservative Profile Fund...........   0.35%   January 1, 2008
   LVIP Wilshire Moderate Profile Fund...............   0.35%   January 1, 2008
   LVIP Wilshire Moderately Aggressive Profile Fund..   0.35%   January 1, 2008
   LVIP Wilshire 2010 Profile Fund...................   0.35%   January 1, 2008
   LVIP Wilshire 2020 Profile Fund...................   0.35%   January 1, 2008
   LVIP Wilshire 2030 Profile Fund...................   0.35%   January 1, 2008
   LVIP Wilshire 2040 Profile Fund...................   0.35%   January 1, 2008

* The fee is stated on an annualized basis, but would be computed each business day based on the average daily net asset value of the Service Class shares of each Fund.